Exhibit 4.1

KINETIK HOLDINGS LP, as Issuer

KINETIK HOLDINGS INC., as Parent

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

INDENTURE

Dated as of June 8, 2022

5.875% Senior Notes due 2030

i

Section 12.15.	Table of Contents, Headings, Etc	71
Section 12.16.	Force Majeure	71
Section 12.17.	U.S.A. Patriot Act	71

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange

INDENTURE (this “Indenture”), dated as of June 8, 2022, among Kinetik Holdings LP, a Delaware limited partnership (the “Issuer”), Kinetik Holdings Inc., a Delaware corporation (the “Parent”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Issuer, the Parent and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Issuer’s 5.875% Senior Notes due 2030 (the “Notes”), as in this Indenture provided:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“144A Global Note” means one or more global notes each evidencing all or part of the Notes, each substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that collectively shall be initially issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Additional Notes” means any further Notes (other than the Initial Notes issued on the date of this Indenture) issued under this Indenture in accordance with the terms of this Indenture, ranking equally with the Initial Notes and having identical terms to the Initial Notes (in all respects other than (a) the date of issuance, (b) the issue price, (c) at the option of the Issuer, as to the payment of interest accruing prior to the issue date of such Additional Notes and (d) the first payment of interest following the issue date of such Additional Notes), subject to compliance with Article Two. The Initial Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single series of securities for all purposes under this Indenture, including, without limitation, directions, waivers, amendments, consents, redemptions and offers to purchase.

“Affiliate” means, with respect to a specified Person, at a given time, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of, or for beneficial interests in, any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Base Year Emissions Target 1 Recalculation” means a recalculation for any acquisition, merger, consolidation or divestiture or any series of related acquisitions, mergers, consolidations or divestitures by or involving the Issuer or any of its Subsidiaries in which with respect to Sustainability Performance Target 1 and Subsequent Sustainability Performance Target 1, Scope

1 and Scope 2 greenhouse gas emissions intensity would be increased or decreased by 5% or more of the December 31, 2021 baseline as compared to Scope 1 and Scope 2 greenhouse gas emissions intensity immediately prior to consummation of such transaction or transactions, as if the relevant transaction or transactions had occurred on January 1, 2021.

“Base Year Emissions Target 2 Recalculation” means a recalculation for any acquisition, merger, consolidation or divestiture or any series of related acquisitions, mergers, consolidations or divestitures by or involving the Issuer or any of its Subsidiaries, in which with respect to Sustainability Performance Target 2 and Subsequent Sustainability Performance Target 2, Scope 1 and Scope 2 methane emissions intensity would be increased or decreased by 5% or more of the December 31, 2021 baseline as compared to Scope 1 and Scope 2 methane emissions intensity immediately prior to consummation of such transaction or transactions, as if the relevant transaction or transactions had occurred on January 1, 2021.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Blackstone Funds” means, individually or collectively, any investment fund, co-investment vehicles and/or other similar vehicles or accounts, in each case managed or advised by an Affiliate of Blackstone Inc., or any of their respective successors.

“Board of Directors” means, with respect to any Person, the board of directors or other governing body of such Person (or such Person’s general partner or parent company, as applicable) or any committee thereof duly authorized to act on behalf of such board of directors or such other governing body.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or any other place of payment with respect to the Notes are authorized or obligated by law, regulation or executive order to remain closed.

“Capital Stock” of any Person means any and all shares, units, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), joint venture interests, limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any preferred stock, and any warrants or options exchangeable for or convertible into such Capital Stock, in each case excluding debt securities convertible into Capital Stock.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, combination or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act), other than a Permitted Holder;

(2) the adoption of a plan relating to the liquidation or dissolution of the Issuer (other than a merger into the Parent); or

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the economic interests and Voting Stock of the Parent.

Notwithstanding the preceding, (i) a conversion of the Issuer or Parent from a limited partnership to a corporation, limited liability company or other form of entity, or an exchange of all of the outstanding equity interests in one form of entity for equity interests in such other form of entity, in each case shall not constitute a Change of Control, so long as immediately following such conversion or exchange the “persons” (as defined above) who Beneficially Owned the Capital Stock of the Issuer or Parent immediately prior to such transactions (x) continue to Beneficially Own in the aggregate more than 50% of the economic interests or Voting Stock of such entity, or (y) continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity, and (ii) a Change of Control shall not be deemed to occur (a) if the Issuer or the Parent becomes a direct or indirect wholly-owned subsidiary of one or more parent companies and (b) immediately following that transaction no Person (other than a Permitted Holder or one or more parent companies satisfying the requirements of this provision) is the Beneficial Owner, directly or indirectly, of more than 50% of the economic interests and Voting Stock of such parent companies.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg, and its successors.

“Commission” or “SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act and the Exchange Act, then the body performing such duties at such time.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets of the Parent and its consolidated Subsidiaries after deducting therefrom:

(1) all current liabilities (excluding (a) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed, and (b) current maturities of long-term debt); and

(2) the value (net of any applicable reserves) of all goodwill (excluding amortizable goodwill related to contracts), trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Parent and its consolidated Subsidiaries for the Parent’s most recently completed fiscal quarter for which financial statements have been filed with the SEC, prepared in accordance with generally accepted accounting principles.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Issuer. With respect to presentation and registration of transfer or for exchange of Notes such address shall be the address of the Trustee specified in Section 12.02.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, unless otherwise specified by the Issuer with respect to any Notes issuable or issued in whole or in part in the form of one or more Global Notes, the Person specified in Section 2.04 as the Depositary with respect to such Notes, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulations, appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and its successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“External Verifier” means a qualified third-party auditor or independent public accountants appointed by the Issuer to review its performance in relation to the Sustainability Performance Targets.

“Fitch” means Fitch Ratings, or any successor to the rating agency business thereof.

“Global Note Legend” means the legend set forth in Section 2.07(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means a Note in global form that evidences all or part of the Notes and registered in the name of the Depositary or a nominee thereof, and includes, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, each substantially in the form of Exhibit A hereto, as appropriate, issued in accordance with Sections 2.01 and 2.07 of this Indenture.

“Guarantee” means the guarantee by the Guarantor of the Issuer’s obligations under this Indenture.

“Guarantor” means Parent until the Guarantee thereof is released in accordance with this Indenture or a successor replaces such Person pursuant to the applicable provisions of this Indenture (and, thereafter, means such successor).

“Holder” means the Person in whose name a Note is, at the time of determination, registered on the Registrar’s register of Notes.

“Indebtedness” of any Person at any date means any obligation created or assumed by such Person for the repayment of borrowed money or any guarantee thereof.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the Notes issued under this Indenture on the Issue Date.

“Interest Payment Date” means the dates specified as such in the Notes.

“Investment Grade Rating” means a rating equal to or higher than (1) “Baa3” (or the equivalent) by Moody’s. and (2) “BBB-” (or the equivalent) by Fitch or S&P; or if either such entity ceases to rate the Notes for reasons outside of the Issuer’s control, the equivalent investment grade rating from another nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer.

“Issue Date” means, with respect to the Notes, the date of original issuance of the Initial Notes under this Indenture.

“Issuer” means Kinetik Holdings LP, a Delaware limited partnership, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Issuer in which the Issuer or any of its Subsidiaries owns Capital Stock.

“Lien” means any mortgage or deed of trust, pledge, lien (statutory or otherwise), security interest or other encumbrance for security purposes upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. References herein to Liens allowed to exist upon any particular item of property shall also be deemed (whether or not stated specifically) to allow Liens to exist upon any accessions, improvements or additions to, such property, upon any contractual rights relating primarily to such property, and upon any replacements or proceeds of such property or of such accessions, improvements, additions or contractual rights.

“Limited Recourse” means, with respect to any Joint Venture or Project Subsidiary and the Indebtedness and other obligations of such Joint Venture or such Project Subsidiary:

(1) neither the Issuer nor any other Subsidiary guarantees or is otherwise liable in respect of, or provides credit support of any kind for the Indebtedness or other obligations of such Joint Venture or such Project Subsidiary other than (a) a pledge of the Capital Stock in, or Indebtedness or other obligations of, such Joint Venture, such Project Subsidiary or one or more other Joint Ventures or Project Subsidiaries, (b) the provision of development, operations and maintenance services on an arms-length basis in the ordinary course of business, and (c) guarantees of the Joint Venture’s or the Project Subsidiary’s performance of the acquisition, improvement, installation, design, engineering, construction, and development of all or any portion of the project that is financed by a Project Financing, except any such guaranty which is a guaranty of any Indebtedness relating to such Project Financing;

(2) no default on the Indebtedness or other obligations of such Joint Venture or such Project Subsidiary (including any rights that the holders of the Indebtedness or other obligations may have to take enforcement action against such Joint Venture or such Project Subsidiary) would permit upon notice, lapse of time or both any holder of Indebtedness of the Issuer or any of the Subsidiaries of the Issuer to declare a default on such Indebtedness of the Issuer or any Subsidiaries of the Issuer or cause the payment of such Indebtedness of the Issuer or any Subsidiaries of the Issuer to be accelerated or payable prior to its stated maturity; and

(3) with respect to any such Project Subsidiary, such Limited Recourse Indebtedness is incurred solely in connection with a Project Financing.

“Make-Whole Redemption Price” means, with respect to any Notes to be redeemed, a price equal to the greater of:

(1) 100% of the principal amount of the Notes to be redeemed; or

(2) the present value at such redemption date of (a) the redemption price of the Notes to be redeemed at June 15, 2025 (with such redemption price being set forth in column A of the table in Section 3.07(b), provided that if such redemption occurs prior to the delivery by the Issuer of a Satisfaction Notification to the Trustee on or before the Step-Up Notice Date and an Expected SPT Satisfaction Certificate is not delivered by the Issuer to the Trustee with respect to each Sustainability Performance Target prior to delivery of the applicable notice of redemption, the redemption price shall be the percentage set forth in column B, C or D, as applicable, of the table in Section 3.07(b)), plus (b) all required interest payments due on the Notes to be redeemed through June 15, 2025 (exclusive of accrued but unpaid interest to, but excluding, the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points.

Calculation or verification of the calculation of the Make-Whole Redemption Price is not the responsibility of the Trustee and the Trustee may conclusively rely on an Officers’ Certificate with respect thereto without investigation.

“Maturity” means the date on which the principal of Notes becomes due and payable as provided therein or by this Indenture, whether at the Maturity Date or by declaration of acceleration, call for redemption or otherwise.

“Maturity Date” means the fixed date specified in the Notes on which the principal of the Notes becomes due and payable as provided therein.

“Moody’s” means Moody’s Investors Service Inc., or any successor to the rating agency business thereof.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning stated in the second paragraph of this Indenture. For all purposes of this Indenture the term “Notes” shall include all Additional Notes issued hereunder.

“Obligations” means, in respect to any reference to Indebtedness, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness.

“Offering Memorandum” means the final Offering Memorandum, dated June 1, 2022 relating to the offering of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person and, in the case of a limited liability company, any manager of such Person, or in the case of a Person that is a partnership that has no such officers, any such officer of a general partner of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by at least two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer with respect to any Officers’ Certificate delivered pursuant to Section 4.04(a) that meets the requirements of Section 12.05.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 12.05. Except as otherwise provided in this Indenture, the counsel may be an employee of, or counsel to, the Parent, the Issuer or any Subsidiary of the Issuer.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Holder” means, collectively, (1) the Blackstone Funds and any fund managed or administered by the Blackstone Funds or any of their Affiliates, and any of their controlled investment vehicles, (2) ISQ Global Infrastructure Fund II L.P. and any fund managed or administered by such Person or any of its Affiliates, and any of their controlled investment vehicles, (3) Apache Corporation, a Delaware corporation, (4) Parent and (5) any officer, director, manager, partner or Affiliate of any of the foregoing; provided, however, in all cases under clauses (1) and (2) above, excluding any operating portfolio companies of the foregoing. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Lien” means:

(1) Liens upon rights-of-way for pipeline purposes;

(2) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto and which do not in the aggregate materially adversely affect the value of the properties encumbered thereby or materially impair their use in the operation of the business of the Issuer and its Subsidiaries;

(3) rights reserved to or vested by any provision of law in any municipality or public authority to control or regulate any of the properties of the Issuer or any Subsidiary or the use thereof or the rights and interests of the Issuer or any Subsidiary therein, in any manner under any and all laws;

(4) rights reserved to the grantors of any properties of the Issuer or any Subsidiary, and the restrictions, conditions, restrictive covenants and limitations, in respect thereto, pursuant to the terms, conditions and provisions of any rights-of-way agreements, contracts or other agreements therewith;

(5) any statutory or governmental lien or lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, suppliers’, carriers’, landlords’, warehousemen’s or similar lien incurred in the ordinary course of business which is not more than sixty (60) days past due or which is being contested in good faith by appropriate processes or proceedings and any undetermined lien which is incidental to construction, development, improvement or repair;

(6) any right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

(7) Liens for taxes and assessments which are (a) for the then current year, (b) not at the time delinquent, or (c) delinquent but the validity or amount of which is being contested at the time by the Issuer or any of its Subsidiaries in good faith by appropriate proceedings;

(8) Liens of, or to secure performance of, leases;

(9) any Lien in favor of the Issuer or any Subsidiary;

(10) any Lien upon any property or assets of the Issuer or any Subsidiary in existence on the date of the initial issuance of the Notes;

(11) any Lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

(12) Liens in favor of any Person to secure obligations under provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute, provided that such obligations do not constitute Indebtedness; or any Lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations, and other obligations of a like nature incurred in the ordinary course of business;

(13) any Lien upon any property or assets (including Capital Stock of any Subsidiary) created at the time of acquisition of such property or assets by the Issuer or any of its Subsidiaries or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year after the date of such acquisition;

(14) any Lien upon any property or assets (including Capital Stock of any Subsidiary) to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Indebtedness incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;

(15) any Lien upon any property or assets (including Capital Stock of any Subsidiary) existing thereon at the time of the acquisition thereof by the Issuer or any of its Subsidiaries and any Lien upon any property or assets of a Person existing thereon at the time such Person becomes a Subsidiary of the Issuer by acquisition, merger or otherwise; provided that, in each case, such Lien only encumbers the property or assets so acquired or owned by such Person at the time such Person becomes a Subsidiary;

(16) Liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and Liens which secure a judgment or other court-ordered award or settlement as to which the Issuer or the applicable Subsidiary has not exhausted its appellate rights;

(17) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of Liens, in whole or in part, referred to in clauses (1) through (16) above; provided, however, that any such extension, renewal, refinancing, refunding or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed, refinanced, refunded or replaced and any expenses of the Issuer or its Subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement;

(18) any Lien incurred in compliance with the definition of “Limited Recourse” securing any Project Financing; and

(19) any Lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing Indebtedness of the Issuer or any of its Subsidiaries.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

“Private Placement Legend” means the legend set forth in Section 2.07(f)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Project Financing” means any Indebtedness incurred to finance or refinance the acquisition, improvement, installation, design, engineering, construction, development, completion, or operation of all or any portion of any project.

“Project Subsidiary” means a Subsidiary that has no Indebtedness other than Project Financing.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means

(1) each of Fitch, Moody’s and S&P; and

(2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer as a replacement rating agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

“Rating Date” means the date of public announcement of the Issuer’s intention to effect a Change of Control.

“Rating Decline” shall be deemed to have occurred with respect to the Notes if, no later than 60 days after the Rating Date, each of the Rating Agencies withdraws its rating of the Notes or decreases its rating of the Notes by one or more gradations (including gradations within categories as well as between rating categories) to a rating that is below its rating of Notes on the day immediately prior to the Rating Date. If the Notes have an Investment Grade Rating by each of the Rating Agencies immediately prior to the Rating Date, then “Rating Decline” means a decrease in the ratings of the Notes by one or more gradations by each of the Rating Agencies such that the rating of the Notes by each of the Rating Agencies falls below an Investment Grade Rating no later than 60 days after the Rating Date. A decrease in the rating of the Notes by a Rating Agency will not be deemed to have occurred in respect of a particular Change of Control (and so will not be deemed a decrease in rating for purposes of this definition of Rating Decline) if such Rating Agency making the decrease in rating does not publicly announce or confirm or inform the Issuer or the Trustee in writing at the request of the Issuer that the decrease is a result of the Change of Control (whether or not the applicable Change of Control has occurred at the time of such decrease).

“Regulation S” means Regulation S promulgated under the Securities Act.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee), including any vice president, assistant vice president, secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who, in each case, who has responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period, as defined in Rule 902(f) of Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, or any successor to the rating agency business thereof.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“SLBP” means the Sustainability Linked Bond Principles, administered by the International Capital Market Association.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subsequent Sustainability Performance Target 1” means attaining the target set forth in the Sustainability-Linked Financing Framework of a 35% reduction in Scope 1 and Scope 2 greenhouse gas emissions intensity as of the last day of any fiscal year after the Issue Date (utilizing Scope 1 and Scope 2 greenhouse gas emissions intensity for such fiscal year) relative to the December 31, 2021 baseline (subject to any Base Year Emissions Target 1 Recalculation); provided that, if the Issuer subsequently issues a sustainability-linked debt instrument linked to a reduction in Scope 1 and Scope 2 greenhouse gas emissions intensity by December 31, 2030 with a higher percentage of reduction, Subsequent Sustainability Performance Target 1 shall be automatically adjusted upward to equal the percentage reduction required by such subsequent sustainability-linked debt instrument.

“Subsequent Sustainability Performance Target 2” means attaining the target set forth in the Sustainability-Linked Financing Framework of a 30% reduction in Scope 1 and Scope 2 methane emissions intensity as of the last day of any fiscal year after the Issue Date (utilizing Scope 1 and Scope 2 methane emissions intensity for such fiscal year) relative to the December 31, 2021 baseline (subject to any Base Year Emissions Recalculation); provided that, if the Issuer subsequently issues a sustainability-linked debt instrument linked to a reduction in Scope 1 and Scope 2 methane emissions intensity by December 31, 2030 with a higher percentage of reduction, Subsequent Sustainability Performance Target 2 shall be automatically adjusted upward to equal the percentage reduction required by such subsequent sustainability-linked debt instrument.

“Subsequent Sustainability Performance Targets” means, collectively, Subsequent Sustainability Performance Target 1 and Subsequent Sustainability Performance Target 2.

“Subsidiary” means, with respect to any Person, any corporation, association or business entity of which more than 50% of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or any partnership of which more than 50% of the partners’ equity interests (considering all partners’ equity interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof.

“Sustainability-Linked Financing Framework” means the Sustainability-Linked Financing Framework adopted by the Issuer on May 16, 2022.

“Sustainability Performance Target 1” means attaining the target set forth in the Sustainability-Linked Financing Framework of a 19.4% reduction in Scope 1 and Scope 2 greenhouse gas emissions intensity as of the last day of any fiscal year after the Issue Date (utilizing Scope 1 and Scope 2 greenhouse gas emissions intensity for such fiscal year) relative to the December 31, 2021 baseline (subject to any Base Year Emissions Target 1 Recalculation); provided that, if the Issuer subsequently issues a sustainability-linked debt instrument linked to a reduction in Scope 1 and Scope 2 greenhouse gas emissions intensity by December 31, 2026 with a higher percentage of reduction, Sustainability Performance Target 1 shall be automatically adjusted upward to equal the percentage reduction required by such subsequent sustainability-linked debt instrument.

“Sustainability Performance Target 2” means attaining the target set forth in the Sustainability-Linked Financing Framework of a 16.7% reduction in Scope 1 and Scope 2 methane emissions intensity as of the last day of any fiscal year after the Issue Date (utilizing Scope 1 and Scope 2 methane emissions intensity for such fiscal year) relative to the December 31, 2021 baseline (subject to any Base Year Emissions Recalculation); provided that, if the Issuer subsequently issues a sustainability-linked debt instrument linked to a reduction in Scope 1 and Scope 2 methane emissions intensity by December 31, 2026 with a higher percentage of reduction, Sustainability Performance Target 2 shall be automatically adjusted upward to equal the percentage reduction required by such subsequent sustainability-linked debt instrument.

“Sustainability Performance Target 3” means attaining the target set forth in the Sustainability-Linked Financing Framework of a 20% representation of women in corporate officer positions as of December 31, 2026; provided that, if the Issuer subsequently issues a sustainability-linked debt instrument linked to a percentage of female representation in corporate officer positions with a higher percentage of representation, Sustainability Performance Target 3 shall be automatically adjusted upward to equal the percentage of representation required by such subsequent sustainability-linked debt instrument. For purposes of measuring whether Sustainability Performance Target 3 has been satisfied the Issuer (x) defines “corporate officer positions” to include positions at the vice president level and above in a manner aligned with the disclosure framework set by the Energy Infrastructure Council (EIC)/GPA Midstream Association and (y) calculates women in corporate officer positions as a percentage of the total number of corporate officers.

“Sustainability Performance Targets” means, collectively, Sustainability Performance Target 1, Sustainability Performance Target 2 and Sustainability Performance Target 3.

“Treasury Rate” means the weekly average yield to maturity (or, if not reported as such, the average of the five most recent daily reported yields) at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”), which has become publicly available at least two Business Days prior to the date of the redemption notice (or, if such Federal Reserve Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to June 15, 2025 (the “Make-Whole Remaining Life”); provided, however, that if the Make-Whole Remaining Life of the Notes is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation or extrapolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Remaining Life of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Issuer will (1) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (2) prior to such redemption date file with the Trustee an Officers’ Certificate setting forth the Make-Whole Redemption Price and the Treasury Rate and showing the calculation of each in reasonable detail. The Trustee shall have no duty to verify the Issuer’s calculations of the Make-Whole Redemption Price and Treasury Rate.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“Trustee” means U.S. Bank Trust Company, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note that does not bear the Private Placement Legend.

“U.S. Government Securities” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (1) or (2) above are not callable or redeemable at the option of the issuer thereof.

“U.S. Legal Tender” means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors (or similar governing body) of such Person.

Other Definitions.

Term	Defined in
Act	Section 12.13
Alternate Offer	Section 4.07
Authentication Order	Section 2.02
Change of Control Offer	Section 4.07
Change of Control Purchase Date	Section 4.07
Change of Control Purchase Notice	Section 4.07
Change of Control Purchase Price	Section 4.07
Covenant Defeasance	Section 8.03
DTC	Section 2.04
Event of Default	Section 6.01
Excluded Subsidiary	Section 4.06
Expected SPT Satisfaction Certificate	Section 2.16

Term	Defined in
Funds in Trust	Section 8.04
Interest Rate Step-Up Date	Section 2.16
Legal Defeasance	Section 8.02
Paying Agent	Section 2.04
Registrar	Section 2.04
Regulation S Global Note	Section 2.01
Related Proceedings	Section 12.09
Satisfaction Notification	Section 2.16
Specified Courts	Section 12.09
Step-Up Notice Date	Section 2.16
Subsequent Satisfaction Notice	Section 2.16
Subsequent SPT Notice Date	Section 2.16
Successor	Section 5.01

Section 1.02. Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) words in the singular include the plural, and in the plural include the singular;

(iv) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

(v) “or” is not exclusive, and “including” means “including without limitation”, “including but not limited to” or words of similar import; and

(vi) the words “herein”, “hereof” and “hereunder” and words of similar import shall be construed to refer to this Indenture in its entirety and not to any particular provision.

ARTICLE TWO

THE NOTES

Section 2.01. Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered, global form without interest coupons and shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture with respect to the Notes and the Issuer, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of the outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of the outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of the outstanding Notes represented thereby shall be made by the Trustee, as Custodian, in accordance with instructions given by the Holder thereof as required by Section 2.07.

(c) Regulation S Global Notes. Notes offered and sold outside the United States of America in reliance on Regulation S shall be initially issued in the form of a global Note substantially in the form of Annex A, including appropriate legends as set forth in Section 2.07(f) (the “Regulation S Global Notes”).

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions” of Clearstream and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

(e) Additional Notes. Notwithstanding anything else herein, with respect to any Additional Notes issued subsequent to the date of this Indenture, when the context requires, all provisions of this Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to become fungible and interchangeable with the Initial Notes originally issued under this Indenture; provided, however, that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have a different CUSIP number.

Section 2.02. Execution and Authentication.

(a) One Officer of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.

(b) An authorized signer of the Trustee shall, upon a written order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”) delivered to the Trustee from time to time, authenticate and deliver Notes for original issue without limit as to the aggregate principal amount thereof, of which $1,000,000,000 will be issued on the Issue Date. The aggregate principal amount of the Notes which may be authenticated and delivered under this Indenture is unlimited.

(c) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(d) A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(e) The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03. Methods of Receiving Payments on the Notes.

Payment of principal, or any premium or interest on Global Notes shall be made in immediately available funds to the Depository’s nominee, as the registered Holder of such Global Notes. If any Notes are no longer represented by a Global Note, payments on the Definitive Notes shall be made at the Corporate Trust Office of the Trustee, as Paying Agent, or by check mailed directly to Holders at their respective addresses set forth in the register of Holders or by wire transfer to an account within the U.S. designated by a Holder. Interest paid on an Interest Payment Date by the Paying Agent to any Holder of a Definitive Note may be made by wire transfer to the owner of $5,000,000 or more in principal amount of Notes to a wire transfer to a U.S. dollar account maintained by the payee with a bank in the continental United States. Payments of interest to the Trustee as Paying Agent, if the Trustee then acts as Paying Agent, with respect to any Interest Payment Date shall be made by the Issuer in immediately available funds for receipt by the Trustee no later than 11:00 a.m. New York Time on such Interest Payment Date. Payment of principal with respect to maturity, redemption or otherwise shall be made upon presentation of the security.

Section 2.04. Registrar and Paying Agent.

(a) The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”) which initially will be the Corporate Trust Office of the Trustee. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c) The Issuer initially appoints the Trustee to act as the Registrar, Paying Agent and Transfer Agent and to act as Custodian with respect to the Global Notes.

Section 2.05. Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal or premium, if any, or interest on the Notes, and shall notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or one of its Subsidiaries) shall have no further liability for the money. If the Issuer or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.07. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may be transferred, as a whole and not in part, by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Definitive Notes shall be issued and delivered to each Person that the Depositary identifies as a beneficial owner of the related Notes only if:

(i) the Depositary notifies the Issuer at any time that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed within 90 days;

(ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days;

(iii) the Issuer, at its option, executes and delivers to the Trustee and Registrar an Officers’ Certificate pursuant to which it elects to cause the issuance of Definitive Notes; or

(iv) an Event of Default with respect to the Notes has occurred and is continuing and the Depositary requests that its Notes be issued in the form of Definitive Notes.

Upon the occurrence of any of the preceding events in subclauses (i), (ii), (iii) or (iv) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in this Section 2.07 and Sections 2.08 and 2.11. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07; however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subclause (i) or (ii) below, as applicable, as well as one or more of the other following subclauses, as applicable:

(i) (A) Transfer of Beneficial Interests in the same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(B) The following provisions shall apply with respect to any proposed transfer of a beneficial interest in a Regulation S Global Note or any Definitive Note issued in exchange therefor prior to the expiration of the Restricted Period:

(1) a transfer thereof to a QIB shall be made upon the representation of the transferee, in the form of a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(2) a transfer thereof to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit B hereto, including the certifications in item (2) thereof from the transferor and, if requested by the Issuer or the Trustee, delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

After the expiration of the Restricted Period, beneficial interests in a Regulation S Global Note or Definitive Notes issued in exchange therefor may be transferred without requiring the certification set forth in Exhibit B or any additional certification.

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in Global Notes that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) if permitted under Section 2.07(a) hereof, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(g) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A) if the transferee shall take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof; or

(B) if the transferee shall take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this subclause (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subclause (iv).

(v) Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.07(a) hereof, if any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction (as defined in Section 902(h) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof; or, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.01(b) hereof, and the Issuer shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the Authentication Order a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names the Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.07(a) hereof, a Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.07(c)(ii), the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Definitive Note that does not bear the Private Placement Legend in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.07(g), the aggregate principal amount of the applicable Restricted Global Note.

(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(g) hereof, and the Issuer shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the Authentication Order a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names the Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof;

the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of subclause (A) above, the appropriate Restricted Global Note, in the case of subclause (B) above, the appropriate 144A Global Note, and in the case of subclause (C) above, the appropriate Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Definitive Notes proposes to exchange the Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Notes proposes to transfer the Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount the aggregate principal amount of one of the Unrestricted Global Notes pursuant to Section 2.07(g) hereof;

(iv) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(v) Issuance of Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subclauses (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.07(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Issuer shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the Holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such Holder.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE), OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3)(A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THIS SECURITY.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clause (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) (and any Note not required by law to have such a legend), shall not bear the Private Placement Legend.

In addition, the foregoing legend may be adjusted for future issuances in accordance with applicable law.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuer’s order or at the Registrar’s request.

(ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer or the Trustee, if applicable, may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.07 and 9.04).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of 15 Business Days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile, .pdf attachment or otherwise electronically transmitted, in each case, with the original to follow by first class mail or delivery service.

(ix) Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

(x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Depositary participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements of this Indenture.

Section 2.08. Replacement Notes.

(a) If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer or the Trustee may charge the Holder for their expenses in replacing a Note. If, after the delivery of such replacement Note, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee and any Agent in connection therewith.

(b) Subject to the provisions of the final sentence of clause (a) above, every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09. Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Indenture, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

(b) If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any of the foregoing) holds as of 1:00 p.m. New York Time, on a redemption date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11. Temporary Notes.

(a) Until certificates representing the Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

(b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12. Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act).

Section 2.13. Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Notes on the record date for the interest payment or a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. No special record date shall be required with respect to interest paid within any applicable grace period. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed any special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall deliver electronically (for Global Notes) or mail or cause to be mailed to Holders of the Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine defaulted interest, or with respect to the nature, extent, or calculation of the amount of defaulted interest owed, or with respect to the method employed in such calculation of defaulted interest.

Section 2.14. CUSIP Numbers.

The Issuer in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

Section 2.15. Issuance of Additional Notes.

(a) The Issuer shall be entitled, from time to time, without notice or the consent of the Holders, to issue Additional Notes under this Indenture. Any such Additional Notes shall form a single series with the Initial Notes and have the same terms as to status, redemption or otherwise as the Initial Notes; provided, however, if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have a different CUSIP number than the Initial Notes.

(b) With respect to any Additional Notes, the Issuer shall set forth in the related Authentication Order the following information:

(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(ii) the issue date and the CUSIP and/or ISIN number of such Additional Notes; and

(iii) whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.07 hereof relating to Restricted Global Notes and Restricted Definitive Notes.

Section 2.16. Interest Rate Adjustments.

(a) From and including June 15, 2027 (the “Interest Rate Step-Up Date”), the interest rate accruing on the Notes shall be increased by an additional 0.2500% per annum unless the Issuer delivers written notice to the Trustee (the “Satisfaction Notification”) on or before the date that is 15 days prior to the Interest Rate Step-Up Date (the “Step-Up Notice Date”) that: (i) each of the Sustainability Performance Targets have been satisfied and (ii) the External Verifier has confirmed to the Issuer the satisfaction of such targets in accordance with its customary procedures; provided that if the conditions set forth in subclauses (i) and (ii) above have been satisfied for only one or two of the three Sustainability Performance Targets as of the Step-Up Notice Date as set forth in the Satisfaction Notification, the interest rate accruing on the Notes shall be increased by an additional 0.0833% per annum for each Sustainability Performance Target for which such conditions have not been so satisfied on the Interest Rate Step-Up Date.

(b) If (i) the interest rate accruing on the Notes shall be increased on the Interest Rate Step-Up Date as a result of a failure to deliver a Satisfaction Notification that sets forth that subclauses (i) and (ii) in clause (a) above have been satisfied with respect to Sustainability Performance Target 1 and/or Sustainability Performance Target 2 on or prior to the Step-Up Notice Date and (ii) the Issuer subsequently delivers written notice to the Trustee (a “Subsequent Satisfaction Notice”) on or before the date that is 15 days prior to June 15, 2029 (the “Subsequent SPT Notice Date”) that (1) Subsequent Sustainability Performance Target 1 and/or Subsequent Sustainability Performance Target 2, as applicable, have been satisfied and (2) the External Verifier has confirmed to the Issuer the satisfaction of such target in accordance with its customary procedures, then, from and including the first Interest Payment Date to occur after delivery of such Subsequent Satisfaction Notice, the interest rate accruing on the Notes shall be reduced by 0.0833% per annum for each such Subsequent Sustainability Performance Target for which such Subsequent Satisfaction Notice is delivered.

(c) By purchasing the Notes, each Holder of the Notes is deemed to have irrevocably authorized the Issuer to make any Base Year Emissions Target 1 Recalculation and/or Base Year Emissions Target 2 Recalculation; provided that the Issuer is not required to make any Base Year Emissions Target 1 Recalculation and/or Base Year Emissions Target 2 Recalculation to the extent and for so long as the Issuer determines in good faith that it does not have sufficient information to do so or with respect to any assets which are not owned and operated by the Issuer and its Subsidiaries and any assets that are not included in a Base Year Emissions Target 1 Recalculation or Base Year Emissions Target 2 Recalculation, as applicable, shall not be included in measuring Scope 1 and Scope 2 greenhouse gas emissions intensity or Scope 1 and Scope 2 methane emissions intensity, as applicable, for purposes of satisfying Sustainability Performance Target 1, Subsequent Sustainability Performance Target 1, Sustainability Performance Target 2 and/or Subsequent Sustainability Performance Target 2. In the case of a Base Year Emissions Target 1 Recalculation, Sustainability Performance Target 1 and Subsequent Sustainability Performance Target 1 with respect to the Notes will remain the same and be assessed against the recalculated baseline of Scope 1 and Scope 2 greenhouse gas emissions intensity. In the case of a Base Year Emissions Target 2 Recalculation, Sustainability Performance Target 2 and Subsequent Sustainability Performance Target 2 with respect to the Notes will remain the same and be assessed against the recalculated baseline of Scope 1 and Scope 2 methane emissions intensity.

(d) For the purposes of determining if any Sustainability Performance Target or Subsequent Sustainability Performance Target has been achieved, the Issuer and its Subsidiaries may exclude the impact of (i) any amendment to, or change in, any applicable laws, regulations, rules, guidelines, standards and policies (or any amendment, change or inability to renew with consistent terms or obtain, any permits or licenses issued thereunder) applicable or relating to the business, operations or properties of the Issuer and its Subsidiaries following the Issue Date, including with respect to the measurement or calculation of any of the Sustainability Performance Targets or Subsequent Sustainability Performance Targets or (ii) any force majeure or extraordinary or exceptional events or circumstances. If a Sustainability Performance Target is not achieved as a result of the occurrence of any of the foregoing described in subclauses (i) and (ii) to the immediately preceding sentence, as determined by the Issuer in its reasonable judgment, such Sustainability Performance Target will be deemed to have been achieved for purposes of this Indenture and no interest rate adjustment shall result from the failure to achieve such Sustainability Performance Target.

(e) In the event that a Change of Control occurs prior to delivery by the Issuer of a Satisfaction Notification to the Trustee on or before the Step-Up Notice Date, the interest rate accruing on the Notes shall be increased by an additional 0.2500% per annum from and including the Interest Rate Step-Up Date unless the Issuer shall deliver to the Trustee within 30 days after the applicable Rating Date (and before the Step-Up Notice Date) an Officers’ Certificate notifying the Trustee of the applicable Rating Date and certifying that the Issuer reasonably expects to satisfy each Sustainability Performance Target on or before the Step-Up Notice Date (an “Expected SPT Satisfaction Certificate”) (for the avoidance of doubt, when an Expected SPT Satisfaction Certificate is delivered in connection with a Change of Control, such certification shall be made as of the applicable Rating Date without giving effect to such Change of Control transaction); provided that if such Expected SPT Satisfaction Certificate is delivered with respect to only one or two of the three Sustainability Performance Targets as set forth in the Expected SPT Satisfaction Certificate, such increase in the interest rate accruing on the Notes shall be limited to an additional 0.0833% per annum for each Sustainability Performance Target not set forth in such Expected SPT Satisfaction Certificate as expected to be satisfied on or before the Step-Up Notice Date. Upon the consummation of such Change of Control transaction, the provisions of this Section 2.16 shall no longer be operative, and the Issuer shall give notice thereof to the Trustee and each Holder of Notes at such Holder’s address appearing in the security register or otherwise deliver such notice in accordance with the applicable procedures of the Depositary.

(f) The Trustee shall not be obliged to monitor, inquire or verify as to whether a Sustainability Performance Target or Subsequent Sustainability Performance Target has been satisfied or confirmed by the External Verifier or is expected to be satisfied by the Issuer and shall be fully protected in conclusively relying upon the Satisfaction Notification, any Subsequent Satisfaction Notice and any Expected SPT Satisfaction Certificate delivered to the Trustee by the Issuer, which shall set out any change in the interest rate for the Notes pursuant to the provisions described under this Section 2.16, the failure of the Issuer to deliver a Satisfaction Notification or Subsequent Satisfaction Notice to the Trustee on or before the Step-Up Notice Date or the Subsequent SPT Notice Date, respectively, or the failure of the Issuer to deliver an Expected SPT Satisfaction Certificate to the Trustee within 30 days after the applicable Rating Date (and before the Step-Up Notice Date) or prior to delivery of the applicable notice of redemption, as applicable.

(g) With respect to any amendments, supplements, waivers or other modifications of the provisions set forth in this Section 2.16, and except as otherwise expressly set forth above, (i) without the consent of any Holder, the Issuer, the Parent and the Trustee may amend this Indenture to effect administrative, technical or ministerial changes to the provisions set forth herein, which do not, in the good faith judgment of the Issuer (as evidenced in an Officers’ Certificate) have a materially adverse impact on the alignment of the provisions set forth herein with the SLBP or the Sustainability-Linked Financing Framework or are otherwise verified by an External Verifier and (ii) any other amendment, supplement, waiver or other modification of the provisions set forth in this section (including any change in the amount of any interest rate step up) shall require the consent of Holders of a majority in principal amount of the then outstanding Notes.

ARTICLE THREE

REDEMPTION

Section 3.01. Notice to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 5 days (unless the Trustee consents to a shorter period) before giving a notice of redemption pursuant to Section 3.03, an Officers’ Certificate setting forth (a) the clause of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price, if then determined and otherwise the method of its determination.

Section 3.02. Selection of Notes to Be Redeemed.

(a) If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes on a pro rata basis (subject to the applicable procedures of DTC or any other Depositary and by maintaining the authorized denominations for the Notes), or, if the Notes are listed on any securities exchange, by any other method that complies with the requirements of such exchange.

(b) The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $2,000 or less shall be redeemed in part. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000 in excess thereof; except that if all of a Holder’s Notes are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

(a) At least 10 days but not more than 60 days before an optional redemption date, the Issuer shall deliver electronically (for Global Notes) or mail, by first class mail, a notice of optional redemption to each Holder whose Notes are to be redeemed at its registered address or otherwise in accordance with the procedures of the Depositary and send a copy to the Trustee at the same time; provided that in connection with a defeasance or satisfaction and discharge in accordance with Article Eight or Eleven notice may be given more than 60 days prior to the redemption date.

The notice shall identify the Notes (including CUSIP or ISIN number(s)) to be redeemed and shall state:

(i) the aggregate principal amount of such Notes to be redeemed;

(ii) the redemption date;

(iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(iv) the name and address of the Paying Agent;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(vi) that, unless the Issuer defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(vii) the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(ix) any conditions precedent to such redemption and that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied.

(b) The Issuer shall provide written notice of the delay of such date of redemption or the rescission of such notice of redemption set forth in clause (ix) above to the Trustee no later than 10:00 a.m. Eastern time (subject to the procedures of DTC) on the date of redemption. Upon receipt of such notice of the delay of such date of redemption or the rescission of such notice of redemption, such date of redemption shall be automatically delayed or such notice of redemption shall be automatically rescinded, as applicable, and the redemption of the notes shall be automatically delayed or rescinded and cancelled, as applicable, as provided in such notice.

(c) At the Issuer’s request, the Trustee shall give the notice of optional redemption in the Issuer’s name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, as provided in Section 3.01, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph (a). The notice, if delivered or mailed in the manner provided herein, shall be presumed to have been given, whether or not the Holder receives such notice.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is delivered or mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the applicable redemption price, subject to satisfaction or waiver of any conditions precedent to such redemption. In the Issuer’s discretion, a redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied.

Section 3.05. Deposit of Redemption Price.

(a) Prior to 11:00 a.m. New York Time on the Business Day that is the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

(b) If the Issuer complies with the provisions of the preceding paragraph (a), on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph (a), interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $2,000 or less shall be redeemed in part.

Section 3.07. Optional Redemption.

(a) Prior to June 15, 2025, the Issuer may, at its option, on any one or more occasions, redeem the Notes, in whole or in part, at a redemption price equal to the Make-Whole Redemption Price, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

(b) On or after June 15, 2025, the Issuer may, at its option, on any one or more occasions, redeem all or part of the Notes at the redemption prices (expressed as percentages of the principal amount of the Notes to be redeemed) set forth in column A of the table below (provided that if such redemption occurs prior to delivery by the Issuer of a Satisfaction Notification to the Trustee on or before the Step-Up Notice Date and an Expected SPT Satisfaction Certificate is not delivered by the Issuer to the Trustee with respect to each Sustainability Performance Target prior to the delivery of the applicable notice of redemption, the redemption price shall be the percentage set forth in column B, C, or D, as applicable, of the table below), plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

	A	B	C	D

Redemption Price

(if (x) all
Sustainability
Performance Targets
are not satisfied, but
an Expected SPT
Satisfaction
Certificate is
delivered for all three
Sustainability
Performance Targets
or (y) all
Sustainability
Performance Targets
satisfied)

		Redemption Price (if all Sustainability Performance Targets are not satisfied, but an Expected SPT Satisfaction Certificate is delivered for two of three Sustainability Performance Targets)	Redemption Price (if all Sustainability Performance Targets are not satisfied, but an Expected SPT Satisfaction Certificate is delivered for one of three Sustainability Performance Targets)	Redemption Price (if all Sustainability Performance Targets are not satisfied and no Expected SPT Satisfaction Certificate is delivered)

Year	Percentage
2025	102.938%	102.979%	103.021%	103.062%
2026	101.469%	101.490%	101.510%	101.531%
2027 and thereafter	100.000%	100.000%	100.000%	100.000%

(c) With respect to any redemption of Notes with a redemption date after a record date but before the succeeding Interest Payment Date with respect to such Notes, interest will be paid to the Holder of record as of the record date and will not be included in the redemption price.

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(e) Nothing in this Indenture will limit the Issuer’s ability to repurchase or retire Notes other than by redemption, whether by tender offer, exchange offer, open market repurchases or otherwise.

Section 3.08. No Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes. Application of Trust Money.

All money deposited with the Trustee pursuant to Section 3.05 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FOUR

COVENANTS

Section 4.01. Payment of Notes.

(a) The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or one of its Subsidiaries, holds as of 11:00 a.m. New York Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest on the Notes then due. If any Interest Payment Date, Maturity Date, redemption date or other payment date falls on a day that is not a Business Day, the relevant payment will be made on the next Business Day with the same force and effect as if made on the relevant Interest Payment Date, Maturity Date, redemption date or other payment date. No interest will accrue for the period from and after the Interest Payment Date, Maturity Date, redemption date or other payment date, as the case may be.

(b) The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, in respect of the Notes at the rate then in effect on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

(a) The Issuer shall maintain an office or agency (which may be an office of the Trustee or an agent of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations or surrenders may be made at the Corporate Trust Office of the Trustee; provided, however, no service of legal process may be made on the Issuer at the Corporate Trust Office or any other office of the Trustee.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.04 of this Indenture; provided, however, no service of legal process may be made on the Issuer at the Corporate Trust Office or any other office of the Trustee.

Section 4.03. Reports.

(a) So long as any Notes are outstanding, the Issuer will:

(i) for as long as the Parent is required to file information with the Commission pursuant to the Exchange Act, file with the Trustee, within 15 days after the Parent is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports which it is required to file with the Commission pursuant to the Exchange Act; and

(ii) if the Parent is not required to file reports with the Commission pursuant to the Exchange Act, file with the Trustee, within 15 days after the Parent would have been required to file with the Commission, financial statements (and with respect to annual reports, an auditors’ report by a firm of established national reputation) and a Management’s Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what the Parent would have been required to file with the Commission had it been subject to the reporting requirements of the Exchange Act.

(b) For purposes of this Section 4.03, the Issuer shall be deemed to have furnished such reports and information to, or filed such reports and information with, the Trustee and the Holders of Notes and prospective purchasers as required by this Section 4.03 if the Parent has filed such reports or information with the Commission via the EDGAR filing system or otherwise made such reports or information publicly available on a freely accessible page on the Issuer’s or Parent’s website; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such reports and information have been posted on such website.

(c) Delivery by the Issuer of any such reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein, or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate). The Trustee is under no duty to monitor or confirm, on a continuing basis or otherwise, the Issuer’s or any other Person’s compliance with any of the covenants hereunder to determine whether the Issuer posts reports, information or documents on the SEC’s website (including via the EDGAR filing system), the Issuer’s or Parent’s website or otherwise, to collect any such information from the SEC’s website (including via the EDGAR filing system), the Issuer’s or Parent’s website or otherwise, or to review or analyze reports delivered to it to ensure compliance with the provisions of this Indenture, to ascertain the correctness or otherwise of the information or the statements contained therein or to participate in any conference calls.

Section 4.04. Compliance Certificate.

(a) The Issuer shall deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year ending after the date of this Indenture, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the material terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

(b) The Issuer shall, so long as any of the Notes are outstanding, notify the Trustee in writing within 30 days after it has actual knowledge of the occurrence and continuance of any Default or Event of Default and on such day or promptly thereafter, deliver to the Trustee an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05. Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06. Liens Securing Indebtedness.

The Issuer will not, nor will it permit any of its Subsidiaries to, create, assume, incur or suffer to exist any Liens upon any of its property or assets (including Capital Stock of any Subsidiary), whether owned on the date of this Indenture or thereafter acquired, to secure any Indebtedness of the Issuer or any other Person (other than the Notes), without in any such case making effective provisions whereby all of the outstanding Notes are secured equally and ratably with, or prior to, such Indebtedness for so long as such Indebtedness is so secured.

Notwithstanding the foregoing, under this Indenture, the Issuer may, and may permit any of its Subsidiaries to, create, assume, incur, or suffer to exist without securing the Notes (a) any Permitted Lien, (b) any Lien upon any property or assets (including Capital Stock of any Subsidiary) to secure Indebtedness of the Issuer or any other Person, provided that the aggregate principal amount of all Indebtedness then outstanding secured by such Lien and all similar Liens under this clause (b), does not exceed the greater of $1.5 billion and 15% of Consolidated Net Tangible Assets, determined at the time of incurrence of such Indebtedness, or (c) any Lien upon any property or assets (including Capital Stock of any Subsidiary) that were not owned by the Issuer or any of its Subsidiaries on the date of this Indenture and that are owned by a Subsidiary of the Issuer formed or acquired after the date of this Indenture (an “Excluded Subsidiary”), provided that such Liens under this clause (c) do not extend to assets other than those of the Excluded Subsidiary.

Section 4.07. Offer to Repurchase Upon a Change of Control.

(a) If a Change of Control Triggering Event occurs, each Holder of Notes will have the right to require that the Issuer purchase all or any part (in amounts of $2,000 or whole multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Issuer will offer to purchase all of the Notes, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% (provided that, if such Change of Control Triggering Event occurs prior to delivery by the Issuer of a Satisfaction Notification to the trustee on or before the Step-Up Notice Date and an Expected SPT Satisfaction Certificate is not delivered with respect to each Sustainability Performance Target in connection with the related Change of Control as described in Section 2.16, then such purchase price shall be increased by 0.0833% for each Sustainability Performance Target not set forth in such Expected SPT Satisfaction Certificate as expected to be satisfied on or before the Step-Up Notice Date) of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”).

(b) Not later than 30 days after the date upon which any Change of Control Triggering Event occurs with respect to the Notes, the Issuer must notify the Trustee in writing and give notice of such event to each Holder of Notes, at such Holder’s address appearing in the security register or otherwise deliver notice in accordance with the Applicable Procedures (the “Change of Control Purchase Notice”). The Change of Control Purchase Notice must state, among other things:

(i) that a Change of Control Triggering Event has occurred or is expected to occur and the date or expected date of such event;

(ii) the circumstances and relevant facts regarding such Change of Control Triggering Event;

(iii) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be fixed by the Issuer on a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed or otherwise delivered, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the Change of Control Purchase Date may not occur prior to the Change of Control Triggering Event and such notice may be contingent on the occurrence of the Change of Control Triggering Event;

(iv) that any Note not tendered will continue to accrue interest;

(v) that, unless the Issuer defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

(vi) other procedures that a Holder of Notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

(c) Upon receipt by the Issuer of the proper tender of Notes, the Holder of the Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn at least one Business Day prior to the Change of Control Purchase Date) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note. On the Change of Control Purchase Date, any such Note surrendered for purchase in accordance with the foregoing provisions and not withdrawn shall be accepted for payment by the Issuer at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Notes, registered as such on the relevant Change of Control Purchase Date (or on the relevant record dates in the case of Definitive Notes) according to the terms and the provisions of Section 2.03. If any Note accepted for payment in accordance with the provisions of this Section 4.07 shall not be paid as provided in Section 4.07(d), the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Note. Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Change of Control Purchase Notice at least one Business Day prior to the Change of Control Purchase Date. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Issuer, the Registrar or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

(d) The Issuer shall (i) not later than the Change of Control Purchase Date, accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer and not validly withdrawn, (ii) not later than 1:00 p.m. (New York time) on the Business Day following the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which have been so accepted for payment and (iii) not later than 1:00 p.m. (New York time) on the Business Day following the Change of Control Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price of the Notes purchased from each such Holder, and the Issuer shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Issuer’s expense to the Holder thereof. The Issuer will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 4.07, the Issuer shall choose a Paying Agent which shall not be the Issuer.

(e) A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Issuer receives, not later than one Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable:

(i) the name of the Holder;

(ii) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

(iii) the principal amount of the Note (which shall be $2,000 or whole multiples of $1,000 in excess thereof) delivered for purchase by the Issuer as to which such notice of withdrawal is being submitted;

(iv) a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased; and

(v) the principal amount, if any, of such Note (which shall be $2,000 or whole multiples of $1,000 in excess thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Issuer.

Notwithstanding anything herein to the contrary, in the case of Notes held in book-entry form, Notes must be tendered and/or withdrawn in accordance with Applicable Procedures.

(f) Subject to applicable escheat and abandoned property laws, the Trustee and the Paying Agent shall return to the Issuer, upon its request, any cash that remains unclaimed for two years after a Change of Control Purchase Date together with interest or dividends, if any, thereon (subject to Section 7.01(f)), held by them for the payment of the Change of Control Purchase Price; and the Holder of such tendered and accepted Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Issuer pursuant to clause (ii) of paragraph (d) of this Section 4.07 exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Issuer and (y) unless otherwise directed by the Issuer in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Issuer together with interest, if any, thereon (subject to Section 7.01(f)).

(g) The Issuer shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.07, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.07 by virtue of such conflict.

(h) Notwithstanding the foregoing, the Issuer shall not be required to make a Change of Control Offer (i) if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, (ii) in connection with or in contemplation of a Change of Control, the Issuer has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Purchase Price and has purchased all such Notes properly tendered in accordance with the terms of the Alternate Offer, or (iii) if notice of redemption for 100% of the aggregate principal amount of the outstanding Notes in respect of which a Change of Control Triggering Event occurred has been given pursuant to Section 3.03, unless and until there is a default in payment of the redemption price.

(i) In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and the Issuer purchases all of the Notes held by such Holders, the Issuer will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described under this Section 4.07, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of Notes redeemed plus accrued and unpaid interest, if any, thereon to the date of redemption.

ARTICLE FIVE

SUCCESSORS

Section 5.01. Consolidation or Merger.

(a) The Issuer will not consolidate or combine with or merge into any Person, unless:

(i) the Person formed by or surviving such consolidation, combination or merger (the “Successor”) is the Issuer or the Parent or expressly assumes by supplemental indenture all of the Issuer’s obligations and liabilities under this Indenture and the Notes;

(ii) the Successor is organized and existing under the laws of the United States of America, or any state or territory thereof or the District of Columbia;

(iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iv) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or combination complies with this Indenture.

(b) Upon satisfaction of the requirements in Section 5.01(a) with respect to a merger, consolidation or combination, the predecessor Issuer shall be released from its obligations under this Indenture and the Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture as if it had been an original party to this Indenture.

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

An “Event of Default” will occur with respect to the Notes if:

(a) a default by the Issuer in any payment of interest on the Notes when due that continues for 30 days;

(b) a default by the Issuer in the payment of principal of or premium, if any, on the Notes when due at their stated maturity, upon redemption, by declaration, upon required repurchase or otherwise;

(c) there shall be a default in the performance, or breach of, any covenant or agreement of the Issuer in this Indenture applicable to the Notes and, in each such case, failure to remedy such default within a period of 60 days (or, with respect to the covenant in Section 4.03, 180 days) after written notice thereof from the Trustee or Holders (with a copy to the Trustee) of at least 50% in aggregate principal amount of the outstanding Notes;

(d) the principal of any Indebtedness of the Issuer or the Parent is not paid within any applicable grace period after final maturity or is accelerated by the Holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $200 million, and such Indebtedness is not repaid or retired, such default is not cured or such acceleration is not rescinded, as the case may be, within 30 days;

(e) the entry by a court having jurisdiction in the premise of (i) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order adjudging the Issuer bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order described in subclause (i) or (ii) above unstayed and in effect for a period of 60 consecutive days; or

(f) (i) the commencement by the Issuer of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (ii) the consent by the Issuer to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer, or (iii) the making by the Issuer of a general assignment for the benefit of creditors, or the admission by the Issuer in writing in a public report or release or bondholder report, of its inability to pay its debts generally as they become due.

Section 6.02. Acceleration.

(a) If an Event of Default (other than as specified in clause (e) or clause (f) of Section 6.01 with respect to the Issuer) shall occur with respect to the Notes and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 50% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal of and accrued but unpaid interest on, all the Notes then outstanding to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by the Holders of the Notes). Upon such a declaration, such principal and accrued and unpaid interest, if any, shall become due and payable immediately. If an Event of Default specified in clause (e) or clause (f) of Section 6.01 occurs with respect to the Issuer, then the principal of, and accrued but unpaid interest, if any, on, all the Notes shall ipso facto be accelerated and become due and payable immediately, without any declaration, notice or other act on the part of the Trustee or any Holder of Notes. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Notes by appropriate judicial proceedings.

(b) After an acceleration with respect to the Notes, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Issuer and the Trustee, on behalf of the Holders of the Notes, may rescind and annul such acceleration and its consequences if:

(i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest on all Notes then outstanding, the principal of, and premium, if any, on any Notes then outstanding, in each case, which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes;

(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(iii) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture.

(c) No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 6.03. Other Remedies.

(a) If an Event of Default occurs and is continuing with respect to the Notes, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon and during the continuance of an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes, by written notice to the Trustee and the Issuer, may on behalf of the Holders of all outstanding Notes waive any existing Default or Event of Default with respect to the Notes under this Indenture and its consequences, except a continuing Default or Event of Default (a) in the payment of the principal of, premium, if any, or interest on any Note (other than a default in payment that has become due solely because of an acceleration that has been rescinded), which may only be waived with the consent of each Holder of Notes affected or (b) in respect of a provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

Subject to Section 7.01(e), the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee for the Notes or exercising any trust or power conferred on it. However, the Trustee shall be under no obligation and may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of the Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such direction is unduly prejudicial to the rights of any such other Holders) or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

(a) No Holder of any of the Notes has any right to pursue any remedy with respect to this Indenture unless (i) the Trustee shall have received from such Holder(s) written notice that an Event of Default has occurred and is continuing, (ii) the Trustee shall have received a written request from Holders of at least 50% in aggregate principal amount of the outstanding Notes to pursue such remedy, (iii) the Trustee shall have received indemnity from the Holders satisfactory to it against loss, liability or expense to pursue such remedy as Trustee under the Notes and this Indenture, (iv) the Trustee shall have failed to act for a period of 60 days after receipt of such written notice, request and such offer of security or indemnity, and (v) no direction inconsistent with such written request, in the opinion of the Trustee, has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.

(b) The limitations set forth in paragraph (a) of this Section 6.06 do not, however, apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

Section 6.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, or interest on such Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be amended or modified in a manner adverse to such Holder without the consent of such Holder, it being understood that this shall not be applicable to any changes to covenants or releases of Guarantees made in compliance with this Indenture.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs with respect to the Notes and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of overdue principal of, premium, if any, interest remaining unpaid on the Notes and to the extent lawful, interest on overdue principal, premium, if any, and interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer or the Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

(a) If the Trustee collects any money or other property pursuant to this Article Six in respect of the Notes, it shall pay out the money and other property in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.06, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to the payment of the amounts then due and unpaid upon the Notes for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

(b) The Trustee may fix a record date and payment date for any payment to Holders of the Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.

ARTICLE SEVEN

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, and is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to the Notes:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture with respect to the Notes and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have provided to the Trustee security or indemnity satisfactory to it against the costs, loss, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(f) Money held in trust by the Trustee need not be segregated from other funds and need not be held in an interest-bearing account, in each case except to the extent required by law or by any other provision of this Indenture. The Trustee (acting in any capacity hereunder) shall not be liable for interest on any money received by it hereunder unless the Trustee otherwise agrees in writing with the Issuer.

Section 7.02. Certain Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of the Notes unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits) for any action it takes or omits to take, even if the Trustee has been advised of the likelihood of such loss or damage.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 12.02, and such notice references the Notes.

(h) Subject to Section 7.01(b)(ii), the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(k) The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer and the Guarantor, as applicable, and shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder.

(l) The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any other documents or agreements entered into in connection with the transactions contemplated hereby by the Issuer or any other party hereto.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Issuer or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the Trust Indenture Act while any Default exists, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09.

Section 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Default.

If a Default or Event of Default occurs with respect to the Notes and is continuing and if it is known to the Trustee as provided in Section 7.02(g), the Trustee shall mail or otherwise deliver to Holders of the Notes a notice of the Default or Event of Default within 90 days after a Responsible Officer of the Trustee gains such knowledge of the Default or Event of Default unless such Default or Event of Default shall have been cured or waived before the giving of such notice. Except in the case of a Default or Event of Default in payment of principal of, premium or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Compensation and Indemnity.

(a) The Issuer shall pay to the Trustee (in its capacity as Trustee, and, to the extent it has been appointed as such, as Paying Agent and Registrar) from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Issuer. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and reasonable out-

of-pocket expenses incurred or made by it in addition to the compensation for its services, except those resulting from its own grossly negligent action, grossly negligent failure to act or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Issuer and the Parent shall jointly and severally indemnify the Trustee (in its individual capacity and Trustee capacities) and its respective agents, employees, officers and directors against any and all losses, liabilities or reasonable out-of-pocket expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Parent (including this Section 7.06) and defending itself against any claim (whether asserted by either of the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer and the Parent of their obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may elect to have separate counsel defend the claim and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c) The obligations of the Issuer and the Parent under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d) To secure the payment obligations of the Issuer and the Parent in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (e) or (f) of Section 6.01 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07. Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by 30 days’ written notice to the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.09;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee with respect to the Notes appointed by the Issuer.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(e) If the Trustee, after written request by any Holder who has been a Holder of Notes for at least three months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Notes.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail or otherwise deliver a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08. Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.09. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has (or its corporate parent shall have) a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

ARTICLE EIGHT

DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02. Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02 with respect to the Notes, the Issuer and the Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations under this Indenture and all outstanding Notes and all obligations of the Guarantor shall be deemed to have been discharged (and any security granted to secure the Notes shall be released) with respect to their obligations under this Indenture and the Guarantees of the Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).

For this purpose, Legal Defeasance means that the Issuer and the Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and any Guarantees thereof, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) of this Section 8.02, and shall be deemed discharged from the payment and performance of all other obligations under this Indenture with respect to the Notes, the Notes and the Guarantees thereof (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive payments solely from Funds in Trust (as defined in Section 8.04 and as more fully set forth in such Section) in respect of the principal of, and any premium and interest on such Notes when such payments are due;

(b) subject to clause (a) of this Section 8.02, the Issuer’s obligations with respect to the Notes under Article Two and Section 4.02 concerning the issuance of temporary Notes, transfers and exchanges of the Notes, replacement of mutilated, destroyed, lost or stolen Notes, the maintenance of an office or agency where the Notes may be surrendered for transfer or exchange or presented for payment, and duties of Paying Agents;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(d) this Article Eight.

Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03. Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03 with respect to the Notes, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.03, 4.06 and 4.07 with respect to the outstanding Notes, and the Guarantees related to the Notes shall be released in accordance with Article Ten, on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes to the extent permitted by GAAP). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer and each Subsidiary may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 with respect to the Notes, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03 with respect to the Notes, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(c) and (d) shall not constitute Events of Default with respect to the Notes.

Section 8.04. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

(a) the Issuer must irrevocably deposit or cause to be deposited with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, cash in U.S. Legal Tender, U.S. Government Securities, or a combination thereof (“Funds in Trust”), in such amounts as, in the aggregate, will be sufficient, in the opinion of an accounting, appraisal or investment banking firm of national standing (in the case of U.S. Government Securities), to pay the principal of, and any premium and interest on, the outstanding Notes on each date on which such principal, and any premium and interest is due and payable or on any redemption date established pursuant to this Indenture;

(b) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the Issuer has received from or there has been published by, the Internal Revenue Service a ruling, or since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing with respect to such Notes on the date of such deposit (other than as a result of borrowing funds in connection with such defeasance or granting of Liens in connection therewith);

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement, other than this Indenture, or instrument to which the Issuer is a party or by which the Issuer is bound;

(f) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(g) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that the Issuer has complied with all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance, as the case may be.

Section 8.05. Deposited Money and U.S. Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants, investment bank, or appraisal firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(b) or (c), as applicable), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to the Issuer.

Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer upon its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations to make the related payments under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

(a) Notwithstanding Section 9.02, the Issuer, the Guarantor and the Trustee may modify, supplement or amend this Indenture or the Notes without the consent of any Holder of a Note:

(i) to cure any ambiguity, omission, defect or inconsistency, as evidenced in an Officers’ Certificate;

(ii) to provide for the assumption of the obligations of the Issuer pursuant to Article Five;

(iii) to evidence the acceptance or appointment by a separate Trustee or successor Trustee with respect to the Notes or otherwise;

(iv) to reflect the addition or release of a Guarantor from its Guarantee of the Notes, in the manner provided in this Indenture;

(v) to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(vi) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(vii) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as security for the payment and performance of the Issuer’s or the Guarantor’s obligations under this Indenture, in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to or for the benefit of the Trustee pursuant to this Indenture or otherwise;

(viii) to conform the text of this Indenture, the Notes or the Guarantees to any provision of the “Description of Notes” section in the Offering Memorandum to the extent that such provision of the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Guarantees as evidenced in an Officers’ Certificate; or

(ix) to make any change that would provide any additional benefit to the Holders of the Notes or that does not adversely affect the rights of any Holder in any material respect.

(b) Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 9.05 and Section 12.04, the Trustee shall join with the Issuer and the Guarantor in the execution of any amended or supplemental Indenture authorized or permitted under this Section 9.01 and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.

(a) Except as provided below in this Section 9.02, the Issuer, the Guarantor and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in aggregate principal amount of all Notes outstanding, including consents obtained in connection with a tender offer or exchange offer; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby:

(i) reduce the percentage of principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

(ii) reduce the rate or extend the time for payment of interest, including default interest, if any, on the Notes;

(iii) reduce the principal amount of any Note or extend the Maturity Date of the Notes;

(iv) reduce the premium payable upon redemption of any Note;

(v) waive any Default or Event of Default in the payment of principal of, any premium or interest on, the Notes (except a default in payment that has become due solely because of an acceleration that has been rescinded);

(vi) make any Note payable in money other than that stated in such Note; or

(vii) impair the right of Holders of Notes to receive payment of the principal of and interest on Notes on the respective due dates therefor and to institute suit for the enforcement of any such payment.

For the avoidance of doubt, none of the foregoing subclauses (i) through (vii) shall apply to any amendment of Sections 4.03, 4.06 or 4.07 or any definitions related thereto, or any amendments, waivers, supplements or other modifications in respect of the provisions described in Section 2.16 (including the defined terms used therein, for the purposes used therein), which shall be governed by the requirements set forth in Section 2.16.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders of the Notes on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

(c) Upon the request of the Issuer and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.05 and Section 12.04, the Trustee shall join with the Issuer and the Guarantor in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(d) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

(e) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail or otherwise deliver to the Holders of the Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail or deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04. Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05. Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture or Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture or Note, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE TEN

GUARANTEE

Section 10.01. Guarantee.

(a) Subject to this Article Ten, the Guarantor hereby fully and unconditionally, guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other monetary Obligations of the Issuer to the Holders or to the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor shall be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantor hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. Subject to Section 6.06, the Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either of the Issuer or the Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

Section 10.02. Execution and Delivery of Guarantee.

(a) To evidence its Guarantee set forth in Section 10.01, on the Issue Date, the Guarantor hereby agrees that this Indenture shall be executed on behalf of the Guarantor by an Officer of the Guarantor.

(b) The Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(c) If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Notes, the Guarantee shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 10.03. Release of Guarantor.

The Guarantor will be automatically and unconditionally released and discharged from all of its obligations under its Guarantee without any further action on the part of the Trustee or any Holder of Notes are defeased or discharged in accordance with Article Eight or Article Eleven or the Guarantor is released from its Guarantee in accordance with Article Nine.

ARTICLE ELEVEN

SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise expressly provided for in this Article Eleven) as to all outstanding Notes thereof issued under this Indenture when:

(a) either:

(i) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust as provided for in this Indenture) have been delivered to the Trustee for cancellation; or

(ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable by reason of making of a notice of redemption or otherwise, (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(b) in the case of clause (a)(ii) above, the Issuer or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars, U.S. Government Securities, or a combination thereof, sufficient, in the opinion of an accounting, appraisal or investment banking firm of national standing (in the case of U.S. Government Securities) to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;

(c) the Issuer or the Guarantor has paid or caused to be paid all other sums due and payable under this Indenture by the Issuer and the Guarantor with respect to the Notes;

(d) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; and

(e) the Issuer has delivered irrevocable instructions to the Trustee hereunder to apply any deposited money described in clause (b) above to the payment of the Notes at Stated Maturity or the redemption date, as the case may be.

Section 11.02. Deposited Money and U.S. Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 11.03, all money and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 11.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c) Notwithstanding the above, the Trustee shall pay to the Issuer from time to time upon its request any cash or U.S. Government Securities held by it as provided in this Section 11.02 which, in the opinion of a nationally recognized firm of independent public accountants or investment bank or appraisal firm expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Eleven.

Section 11.03. Repayment to the Issuer.

Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

ARTICLE TWELVE

MISCELLANEOUS

Section 12.01. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.02. Notices.

(a) Any notice or communication by either of the Issuer or the Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing in the English language and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer or the Parent:

2700 Post Oak Blvd. Suite 300 Houston, Texas 77056 Attention: General Counsel

If to the Trustee:

U.S. Bank Trust Company, National Association 8 Greenway Plaza, Suite 1100 Houston, TX 77046-0892 Attention: Kinetik Holdings Inc. Administrator

(b) The Issuer, the Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

(c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed; (iii) when receipt acknowledged, if telecopied; (iv) and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any notice or other communication to the Trustee shall be deemed delivered until actual receipt by a Responsible Officer.

(d) Any notice or communication to a Holder shall be delivered electronically (for Global Notes) or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e) If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(f) If the Issuer mails or otherwise delivers a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

(g) Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 12.03. Trust Indenture Act Not Applicable.

Unless required by law or as expressly provided herein, this Indenture shall not be subject to or governed by the Trust Indenture Act.

Section 12.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel (who may rely on such Officers’ Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 12.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Partners and Members.

No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Capital Stock of the Guarantor, the Issuer, its general partner or any Subsidiary, as such, will have any liability for any obligations of the Issuer or the Guarantor under the Notes, this Indenture or the Guarantee to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08. Governing Law; Jury Trial.

THIS INDENTURE, THE NOTES AND THE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH HOLDER BY ITS ACCEPTANCE OF A NOTE HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

Section 12.09. Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture, the Notes or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the competent federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that a Related Proceeding has been brought in an inconvenient forum.

Section 12.10. Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of the Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 5.01 or 10.03.

Section 12.11. Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.

The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Except with respect to authentication of the Notes as set forth in Section 2.02, the Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

Section 12.13. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders of Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and may be given or obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding Notes; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer if made in the manner provided in this Section 12.13.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall be conclusive and bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(d) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(e) For purposes of this Indenture, any action by the Holders of Notes which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 12.14. Benefit of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.15. Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware or (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of securities clearing system; it being understood that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.17. U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ISSUER:

KINETIK HOLDINGS LP

By: Altus Midstream GP LLC, its general partner

By: Kinetik Holdings Inc., its sole manager

By:	/s/ Jamie Welch

Name: Jamie Welch
Title: President, Chief Executive Officer & Chief Financial Officer

PARENT:

KINETIK HOLDINGS INC.

By:	/s/ Jamie Welch
Name: Jamie Welch
Title: President, Chief Executive Officer & Chief Financial Officer

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Alejandro Hoyos
Name: Alejandro Hoyos
Title: Vice President

[Signature Page to Indenture]

[Face of Note]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP:_____
No.____	Principal Amount: $_____

KINETIK HOLDINGS LP

5.875% Senior Notes due 2030

Kinetik Holdings LP, a Delaware limited partnership (the “Issuer”), which term includes any successor under the Indenture hereinafter referred to, for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of [                    ] UNITED STATES DOLLARS ($[                    ]) on June 15, 2030.

Interest Payment Dates: June 15 and December 15 of each year.

Regular Record Dates: June 1 and December 1 of each year.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

KINETIK HOLDINGS LP

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 5.875% Senior Notes due 2030 described in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Date: ____________

[Reverse Side of Note]

KINETIK HOLDINGS LP

5.875% Senior Notes due 2030

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Subject to the paragraph(s) below, the Issuer promises to pay interest on the unpaid principal amount of this Note at 5.875% per annum. The Issuer shall pay interest semi-annually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”). Interest shall accrue from the most recent date to which interest has been paid on this Note (or one or more Predecessor Notes) or, if no interest has been paid, from and including the date of original issuance of this Note; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be December 15, 2022. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect on this Note to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

From and including June 15, 2027 (the “Interest Rate Step-Up Date”), the interest rate accruing on the Notes may be subject to adjustment as set forth in Section 2.16 of the Indenture.

2. Method of Payment. The Issuer shall pay interest on this Note (except defaulted interest if any) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the June 1 or December 1 immediately preceding the Interest Payment Date, even if the Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose, or, at the option of the Issuer, payment of interest may be made through the Paying Agent by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Issuer issued this Note as one of the Notes issued under an Indenture dated as of June 8, 2022 (the “Indenture”) among the Issuer, the Parent and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited amount of Additional Notes may be issued thereunder, subject to compliance with the covenants therein.

5. Guarantee. Payments of the principal, premium, if any, and interest on the Notes, when and as the same becomes due and payable, will be fully and unconditionally guaranteed, on a senior unsecured basis by the Guarantor. Reference is made to Article Ten of the Indenture for terms relating to the Guarantee, including the release, termination and discharge thereof. None of the Issuer or the Guarantor shall be required to make any notation on this Note to reflect any Guarantee or any such release, termination or discharge.

6. Optional Redemption. The Issuer may redeem the Notes during the time periods and at the redemption prices set forth in the Indenture.

7. No Mandatory Redemption. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

8. Repurchase at Option of Holders. Upon the occurrence of a Change of Control Triggering Event, the Issuer may be required to offer to purchase all outstanding Notes at a purchase price in cash as set forth in Section 4.07 of the Indenture, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

9. Selection and Notice of Redemption. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed on a pro rata basis (subject to the procedures of DTC or any other Depositary and by maintaining the authorized denominations for the Notes), or, if the Notes are listed on any securities exchange, by any other method that complies with the requirements of such exchange. Notices of redemption may be subject to the satisfaction or waiver of conditions as provided in the Indenture. Notes called for redemption become due on the date fixed for redemption, subject to satisfaction of any conditions to such redemption.

10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and whole multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes or other governmental charges required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

11. Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

12. Amendment, Supplement and Waiver. The Indenture, the Notes and the Guarantee may be amended or supplemented as provided in the Indenture.

13. Defaults. In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization specified in the Indenture with respect to the Issuer, all the principal of, and accrued and unpaid interest, if any, on, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing with respect the Notes, the Trustee or the Holders of not less than 50% in principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, and accrued but unpaid interest, if any, on all the Notes then outstanding to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of Notes outstanding by notice to the Trustee may on behalf of the Holders of all outstanding Notes waive any existing Default or Event of Default with respect to such Notes and its consequences under the Indenture except a continuing Default or Event of Default (1) in the payment of the principal of, premium, if any, or interest on any such Note (other than a default in payment that has become due solely because of an acceleration that has been rescinded), which may only be waived with the consent of each Holder of such Notes or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.

14. Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

15. No Recourse Against Others. No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Capital Stock of the Issuer, the Guarantor or any Subsidiary, as such, will have any liability for any obligations of the Issuer or the Guarantor under the Notes, the Indenture or the Guarantee to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Kinetik Holdings LP

2700 Post Oak Blvd.

Suite 300

Houston, Texas 77056

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this

Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:
Your Signature: (Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.07 of the Indenture, check the box below:

☐ Section 4.07

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.07 of the Indenture, state the amount you elect to have purchased:

$______________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:]

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Custodian

* Include for Global Notes only.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Kinetik Holdings LP

2700 Post Oak Blvd.

Suite 300

Houston, Texas 77056

Attention: Chief Financial Officer

U.S. Bank Trust Company, National Association

8 Greenway Plaza, Suite 1100

Houston, TX 77046-0892

Attention: Kinetik Holdings Inc. Administrator

Re:	5.875% Senior Notes due 2030

Reference is hereby made to the Indenture, dated as of June 8, 2022 (the “Indenture”) among Kinetik Holdings LP, a Delaware limited partnership (the “Issuer”), the Parent and U.S. Bank Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $                 in such Note[s] or interests (the “Transfer”), to                  (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in a 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

☐	(A) a beneficial interest in the:

(i)	144A Global Note (CUSIP ); or

(ii)	Regulation S Global Note (CUSIP ); or

☐	(B) a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

☐	(A) a beneficial interest in the:

(i)	144A Global Note (CUSIP ); or

(ii)	Regulation S Global Note (CUSIP ); or

(iii)	Unrestricted Global Note (CUSIP ); or

☐	(B) a Restricted Definitive Note; or

☐	(C) an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Kinetik Holdings LP

2700 Post Oak Blvd.

Suite 300

Houston, Texas 77056

Attention: Chief Financial Officer

U.S. Bank Trust Company, National Association

8 Greenway Plaza, Suite 1100

Houston, TX 77046-0892

Attention: Kinetik Holdings Inc. Administrator

Re:	5.875% Senior Notes due 2030

Reference is hereby made to the Indenture, dated as of June 8, 2022 (the “Indenture”), among Kinetik Holdings LP, a Delaware limited partnership (the “Issuer”), the Parent and U.S. Bank Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $                 in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐144A Global Note, ☐ Regulation S Global Note, with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account

C-2

without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

C-3